As filed with the Securities and Exchange Commission on March 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MSCI INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware		13-4038723
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
7 World Trade Center 250 Greenwich Street, 49th Floor New York, NY 10007 (212) 804-3900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ROBERT J. GUTOWSKI General Counsel MSCI Inc. 7 World Trade Center 250 Greenwich Street, 49th Floor New York, NY 10007 (212) 804-3900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
RICHARD D. TRUESDELL, JR. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE(1)
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Debt Securities
Warrants
Purchase Contracts
Units
(1)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

MSCI INC.
Common Stock, Preferred Stock, Debt Securities, Warrants,
Purchase Contracts and Units

_____________________

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.

Our common stock is listed on the New York Stock Exchange under the trading symbol “MSCI.”

We will provide the specific terms of the securities in supplements to this prospectus.

We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these securities, before you make your investment decision.

_____________________

Investing in these securities involves certain risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other quarterly or current reports incorporated by reference herein and in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2021

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “MSCI,” “the Company,” “we,” “us” and “our” refer to MSCI Inc. and its subsidiaries.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

MSCI INC.

We are a leading provider of critical decision support tools and services for the global investment community.  Leveraging our knowledge of the global investment process and our expertise in research, data and technology, our actionable solutions power better investment decisions by enabling our clients to understand and analyze key drivers of risk and return and confidently and efficiently build more effective portfolios.

Investors all over the world use our tools and services to gain insights and improve transparency throughout their investment processes, including to help define their investment universe, inform and analyze their asset allocation and portfolio construction decisions, measure and manage portfolio performance and risk, conduct performance attribution, implement sustainable and other investment strategies, design and issue exchange-traded funds (“ETFs”) and other indexed financial products, and facilitate reporting to stakeholders.

Our leading, research-enhanced products and services include indexes; portfolio construction and risk management analytics; environmental, social and governance (“ESG”) and climate solutions; and real estate benchmarks, return-analytics and market insights.  Through our integrated franchise we provide solutions across our products and services to support our clients’ dynamic and complex needs.  Our content and capabilities can be accessed by our clients through multiple channels and platforms.

We are focused on product innovation to address the evolving needs of our clients in light of changing investment trends and an increasingly complex industry.  In order to most effectively serve our clients, we are committed to driving an integrated solutions-based approach, achieving service excellence, enhancing our differentiated research and content, and delivering flexible, cutting-edge technology and platforms.

Our clients comprise a wide spectrum of the global investment industry and include the following key client types:

•	Asset owners (pension funds, endowments, foundations, central banks, sovereign wealth funds, family offices and insurance companies)
•	Asset managers (institutional funds and accounts, mutual funds, hedge funds, ETFs, insurance products, private banks and real estate investment trusts)
•	Financial intermediaries (banks, broker-dealers, exchanges, custodians, trust companies and investment consultants)
•	Wealth managers (including robo-advisors and self-directed brokerages); and
•	Corporates

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Our principal executive offices are located at 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 and our telephone number is (212) 804-3900. Our website address is www.msci.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in these securities involves certain risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other quarterly or current reports incorporated by reference herein and in the relevant prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including share repurchases and dividends, working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that MSCI may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF MSCI CAPITAL STOCK

As of December 31, 2020, MSCI Inc. (“MSCI” or the “Company”) has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): our common stock. The following summary of the terms of the capital stock of MSCI is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and MSCI’s Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated By-laws (“By-laws”). Copies of the MSCI Certificate of Incorporation and By-laws are incorporated herein by reference and will be sent to you at no charge upon request. See “Where You Can Find More Information” below.

General

Our authorized capital stock consists of 850,000,000 shares of stock, of which: (i) 750,000,000 shares are designated as common stock, par value $0.01 per share and (ii) 100,000,000 shares are designated as preferred stock, par value $0.01 per share. As of February 5, 2021, there were 82,574,643 shares of common stock outstanding. A description of the material terms and provisions of our Certificate of Incorporation affecting the relative rights of the common stock and any preferred stock is set forth below.

Common Stock

Voting Rights

Except as provided by statute or resolution of our board of directors in connection with the issuance of preferred stock in accordance with our Certificate of Incorporation, holders of our common stock have the sole right and power to vote on all matters on which a vote of stockholders is to be taken. Generally, the holders of a majority of the voting power of all classes of voting stock, in person or by proxy, shall constitute a quorum at a meeting of stockholders. Except when amending or altering any provision of our Certificate of Incorporation or By-laws so as to adversely affect the rights of one class or as otherwise required by Delaware law, matters to be voted on by stockholders must be approved by a majority of all votes cast on the matter by the holders of common stock at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock.

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Dividends

On September 17, 2014, the board of directors approved a plan to initiate a quarterly cash dividend. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends declared from time to time by the board of directors out of funds legally available therefor. In addition, our Revolving Credit Agreement contains certain restrictions on the payment of dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K, incorporated by reference herein.

Other Rights

In the event of any reorganization of MSCI or a merger or share exchange of MSCI with another corporation in which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property, including cash, all holders of our common stock, regardless of class, will be entitled to receive with respect to each share held the same kind and amount of shares of stock and other securities and property, including cash.

In the event of liquidation, dissolution or winding up of MSCI, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock that we may issue in the future will be validly issued, fully paid and non-assessable.

Preemption Rights

Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.  There are no redemption provisions applicable to the common stock.

Preferred Stock

The board of directors has the authority to issue 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

i.	the designation of the series, which may be by distinguishing number, letter or title;
ii.	the number of shares of the series;
iii.	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or non-cumulative;
iv.	dates at which dividends, if any, shall be payable;
v.	the redemption rights and price or prices, if any, for shares of the series;
vi.	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;
vii.	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;
viii.

whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

ix.	restrictions on the issuance of shares of the same series or of any other class or series;
x.	the voting rights, if any, of the holders of shares of the series; and
xi.	such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the board of directors determines.

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No shares of preferred stock are currently issued or outstanding. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of MSCI without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The material terms of any preferred stock will be set forth in the applicable prospectus supplement.

Limits on Written Consents

Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock. These limits may have the effect of delaying, deterring or preventing a change in control of MSCI.

Limits on Special Meetings

Special meetings of the stockholders may be called at any time only by the secretary at the direction of the board of directors pursuant to a resolution adopted by the board of directors. This limit may have the effect of delaying, deterring or preventing a change in control of MSCI.

Election of Directors

Pursuant to the Bylaws, the number of directors is fixed exclusively by the board of directors and such number shall consist of not less than three nor more than fifteen directors. Each director stands for election at each annual meeting of stockholders and holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

Each director shall be elected by the vote of the majority of all stockholder votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders of the Company, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast.

The Bylaws also provide that, in order for any incumbent director to become a nominee of the board of directors, the director must submit an irrevocable resignation as director that becomes effective if (i) he or she does not receive a majority of the votes cast in an uncontested election and (ii) the board of directors accepts the resignation. If a director does not receive a majority of the votes cast in an uncontested election, the Nominating and Corporate Governance Committee will consider the director’s resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. The board of directors will decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind the decision if it rejects the resignation, within 90 days after the election results are certified. If the board of directors accepts such a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors may fill the resulting vacancy or may decrease the size of the board of directors. This power, along with the power to increase the size of the board of directors, may have the effect of delaying, deterring or preventing a change in control of MSCI.

Nominations of persons for election to the board of directors may be made at an annual meeting of stockholders only (i) pursuant to the Company’s notice of meeting delivered pursuant to our Bylaws, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the Company who is entitled to vote at the meeting, who complied with the notice procedures set forth in the Bylaws and who was a stockholder of record on the date such notice is delivered to the corporate secretary of the Company and at the time of such annual meeting.

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The Bylaws also contain a “proxy access” provision that permits a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting the greater of two (2) directors or twenty percent (20%) of the total number of directors on the board of directors, provided that such shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “MSCI.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Broadridge Financial Solutions, Inc.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

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The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of capital stock or any combination of such securities.

FORMS OF SECURITIES

Each security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the

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registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to capital stock, warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of MSCI, the trustees, the warrant agents, the unit agents or any other agent of MSCI, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to beneficial holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

MSCI and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by MSCI, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

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We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from MSCI at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with MSCI to indemnification by MSCI against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for MSCI and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the New York Stock Exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

MSCI files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended. The SEC maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov. We also make available free of charge, on or through our website, these reports, proxy statements and other information as soon as reasonably practicable following the time they are electronically filed with or furnished to the SEC. To access these, click on the “SEC Filings” link found on our Investor Relations homepage (http://ir.msci.com).

These filings and other documents may be inspected at our Internet site at www.msci.com. You may request a copy of these filings at no cost, by writing or telephoning the office of Investor Relations, MSCI Inc., 250 Greenwich Street, 7 World Trade Center, 49th Floor, New York, NY 10007, (212) 804-5306. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this prospectus.

We are incorporating by reference information that we have filed with the SEC under the informational requirements of the Exchange Act. The information contained in the documents incorporated by reference is considered to be part of this prospectus. Specifically we are incorporating by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, which we filed with the SEC on February 12, 2021;

•

Our Definitive Proxy Statement on Schedule 14A, which we filed with the SEC on March 17, 2021 (those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020); and

•	Our Current Reports on Form 8-K, which we filed on March 11, 2021, March 12, 2021 and March 12, 2021.

Additionally, all documents and reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the consummation of this offering shall be deemed incorporated into this prospectus. Any statement contained in or incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Notwithstanding the foregoing, information under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, and any other information “furnished” to the SEC, is not incorporated by reference herein unless otherwise specifically indicated.

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We also use our Investor Relations homepage, Corporate Responsibility homepage and corporate Twitter account (@MSCI_Inc) as channels of distribution of Company information. The information we post through these channels may be deemed material.

Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about us when you enroll your email address by visiting the “Email Alert Subscription” section of our Investor Relations homepage at http://ir.msci.com/alerts.cfm. The contents of our website, including our Investor Relations homepage, Corporate Responsibility homepage and social media channels are not, however, a part of or incorporated by reference in this prospectus.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, our filings with the SEC, certain of which are incorporated by reference herein, may also contain forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the section called “Risk factors” in this prospectus, and those risk factors incorporated by reference herein. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement included in this prospectus reflects our current views (or in the case of certain information in our SEC filings that is expressly incorporated by reference herein, our views as of the date of such filing) with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

VALIDITY OF THE SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report On Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by MSCI in connection with the offerings described in this registration statement.

Registration fee	$ *
Transfer agent and trustee fees and expenses	$ **
Printing	$ **
Accounting fees and expenses	$ **
Legal fees and expenses	$ **
Rating agency fees	$ **
Miscellaneous	$ **
Total	$ **

  _________________

* Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r).

 ** The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of directors and officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to MSCI. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Section 6.07 of our By-laws provides for indemnification by MSCI of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.

MSCI maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

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Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S -3, including those incorporated herein by reference.

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1

Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33812) filed with the SEC on May 4, 2012 and incorporated by reference herein)

3.2	Amended and Restated By-laws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K/A (File No. 001-33812) filed with the SEC on January 11, 2021 and incorporated by reference herein)
4.1	Form of Senior Indenture (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-206232) filed with the SEC on August 7, 2015 and incorporated by reference herein)
4.2

Form of Subordinated Indenture (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 333-206232) filed with the SEC on August 7, 2015 and incorporated by reference herein)

4.3*	Form of Senior Note
4.4*	Form of Subordinated Note
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant Certificate
4.7*	Form of Purchase Contract Agreement
4.8*	Form of Purchase Contract
4.9*	Form of Unit Agreement
4.10*	Form of Unit Certificate
4.11	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-33812) filed with the SEC on May 4, 2012 and incorporated by reference herein)
4.12*	Form of Preferred Stock Certificate
4.13*	The form of any Certificate of Designation related to Preferred Stock
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to the registration statement)
25.1*	Statement of Eligibility of Trustee on Form T-1 for Senior Indenture
25.2*	Statement of Eligibility of Trustee on Form T-1 for Subordinated Indenture

_______________

* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided,  however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of the Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 19, 2021.

MSCI INC.

By:	/s/ HENRY A. FERNANDEZ
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew C. Wiechmann, Robert J. Gutowski and Cecilia Aza, and each or any one of them, his or her true and lawful attorneys-in-fact and agents, each with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in the capacities indicated below, to sign any and all amendments (including post-effective amendments) to this registration statement, including any related registration statement filed pursuant to Rules 413 or 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ HENRY A. FERNANDEZ	Chairman and Chief Executive Officer	March 19, 2021
Henry A. Fernandez	(principal executive officer)

/S/ ANDREW C. WIECHMANN	Chief Financial Officer	March 19, 2021
Andrew C. Wiechmann	(principal financial officer)

/S/ JENNIFER MAK	Global Controller and Head of Finance Operations	March 19, 2021
Jennifer Mak	(principal accounting officer)

/S/ ROBERT G. ASHE	Director	March 19, 2021
Robert G. Ashe

/S/ BENJAMIN F. DUPONT	Director	March 19, 2021
Benjamin F. duPont

/S/ WAYNE EDMUNDS	Director	March 19, 2021
Wayne Edmunds

/S/ CATHERINE R. KINNEY	Director	March 19, 2021
Catherine R. Kinney

/S/ JACQUES P. PEROLD	Director	March 19, 2021
Jacques P. Perold

/S/ SANDY C. RATTRAY	Director	March 19, 2021
Sandy C. Rattray /S/ LINDA H. RIEFLER	Director	March 19, 2021
Linda H. Riefler

/S/ MARCUS L. SMITH	Director	March 19, 2021
Marcus L. Smith

/S/ PAULA VOLENT	Director	March 19, 2021
Paula Volent

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